EXHIBIT 99.1

                         CERTIFICATION OF 10-QSB REPORT
                                       OF
                         CHADMOORE WIRELESS GROUP, INC.
                       FOR THE QUARTER ENDED JUNE 30, 2002



1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Chadmoore Wireless Group, Inc. ("Chadmoore"). This certification is made pursuant 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB report of Chadmoore for the quarter ended June 30, 2002.

2. We certify that, based on our knowledge, such 10-QSB report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the interim financial statements for the three and six months ended June 30, 2002, have been prepared without review by an independent public accountant, and that the information contained in such 10-QSB report fairly presents, in all material respects, the financial condition and results of operations of Chadmoore.

     This Certification is executed as of August 14, 2002




                                    /s/ ROBERT W. MOORE
                                    ----------------------------
                                    Robert W. Moore, Chief Executive Officer



                                    /s/ STEPHEN K. RADUSCH
                                    ----------------------------
                                    Stephen K. Radusch, Chief Financial Officer